FORM 10f-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: The BlackRock Pennsylvania Strategic Municipal Trust (BPS), BlackRock MuniYield Pennsylvania Insured Fund, Inc.
      (MPA), BlackRock MuniYield Insured Fund, Inc. (MYI), BlackRock California Insured Municipal Bond Fund (BR-CAINS), BlackRock National Municipal Fund (BR-NATL), BlackRock MuniYield California Insured Fund, Inc. (MCA2), BlackRock MuniHoldings Fund, Inc. (MHD), BlackRock MuniHoldings Fund II, Inc. (MUH), BlackRock MuniYield Fund, Inc. (MYD), BlackRock New York Municipal Income Trust II (BFY), BlackRock Virginia Municipal Bond Trust
      (BHV), BlackRock New Jersey Municipal Bond Trust (BLJ), BlackRock New Jersey Municipal Income Trust (BNJ), BlackRock New York Municipal Income Trust (BNY), BlackRock New York Municipal Bond Trust (BQH), BlackRock Delaware Municipal Bond Portfolio (BR-DE), BlackRock New Jersey Municipal Bond Fund (BR-NJMUNI), BlackRock New York Municipal Bond Fund (BR-NY), BlackRock Pennsylvania Municipal Bond Fund (BR-PAMUNI), BlackRock New York Insured Municipal Income Trust (BSE), BlackRock Insured Municipal Income Trust (BYM), BlackRock Maryland Municipal Bond Trust (BZM), BlackRock MuniEnhanced Fund, Inc. (MEN), BlackRock MuniYield Florida Insured Fund, Inc. (MFT), BlackRock MuniHoldings New York Insured Fund, Inc. (MHN), BlackRock MuniYield New Jersey Insured Fund, Inc. (MJI), BlackRock MuniYield Quality Fund II, Inc. (MQT), BlackRock MuniYield Quality Fund, Inc. (MQY), BlackRock MuniHoldings Insured Fund II, Inc. (MUE), BlackRock MuniHoldings New Jersey Insured Fund, Inc. (MUJ), BlackRock MuniYield New Jersey Fund, Inc. (MYJ), BlackRock MuniYield New York Insured Fund, Inc.
      (MYN), BlackRock MuniYield Arizona Fund, Inc. (MZA), The BlackRock NJ Investment Quality Municipal Trust (RNJ), The BlackRock NY Investment Quality Municipal Trust (RNY).

2.    Issuer: Puerto Rico Sales Tax Financing Corporation

3.    Date of Purchase: 7/13/2007

4.    Underwriter from whom purchased: Goldman Sachs & Co.

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

6.    Aggregate principal amount of purchased (out of total offering):
      207,935,000 out of 2,667,603,572.60

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7.    Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): 218,335,000 out of
      2,667,603,572.60

8. Purchase price (net of fees and expenses): (Capital Appreciation) 2043 16.84, 2045 15.085, 2047 13.549, 2054 9.206, (Current Interest)
      2057 102.741

9.    Date offering commenced: 7/13/2007

10.   Offering price at end of first day on which any sales were made:
      2045 15.367, 2054 9.416

11.   Have the following conditions been satisfied:                    YES    NO
                                                                       ---   ---

      a.    The securities are part of an issue registered under
            the Securities Act of 1933, as amended, which is being
            offered to the public, OR are Eligible Municipal
            Securities, OR are securities sold in an Eligible
            Foreign Offering OR are securities sold in an Eligible
            Rule 144A Offering OR part of an issue of government
            securities.                                                [X]   [ ]

      b.    The securities were purchased prior to the end of the
            first day on which any sales were made, at a price
            that was not more than the price paid by each other
            purchaser of securities in that offering or in any
            concurrent offering of the securities (except, in the
            case of an Eligible Foreign Offering, for any rights
            to purchase required by laws to be granted to existing
            security holders of the Issuer) OR, if a rights
            offering, the securities were purchased on or before
            the fourth day preceding the day on which the rights
            offering terminated.                                       [X]   [ ]

      c.    The underwriting was a firm commitment underwriting.       [X]   [ ]

      d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting

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            similar securities during the same period.                 [X]   [ ]

      e.    In respect of any securities other than Eligible
            Municipal Securities, the issuer of such securities
            has been in continuous operation for not less than
            three years (including the operations of
            predecessors).                                             [X]   [ ]

      f.    Has the affiliated underwriter confirmed that it will
            not receive any direct or indirect benefit as a result
            of BlackRock's participation in the offering?              [X]   [ ]

Approved: Walter O'Connor                                      Date: 7/16/07

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                                   FORM 10f-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1.    Name of Purchasing Portfolio: BlackRock New York Municipal Income Trust II
      (BFY), BlackRock New York Municipal Income Trust (BNY), BlackRock New York Municipal Bond Trust (BQH), BlackRock New York Insured Municipal Income Trust (BSE), BlackRock MuniHoldings New York Insured Fund, Inc. (MHN), BlackRock MuniYield New York Insured Fund, Inc. (MYN), PI

2.    Issuer: Dormitory Authority of the State of New York

3.    Date of Purchase: 9/14/2007

4.    Underwriter from whom purchased: Goldman Sachs & Co.

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

6.    Aggregate principal amount of purchased (out of total offering):
      $10,000,000 out of $120,820,000

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): 13,575,000 out of 120,820,000

8.    Purchase price (net of fees and expenses): 100.338 2008, 109.255 2016,
      109.363 2017, 107.257 2020, 106.428 2022, 103.827 2035, 102.06 2013.

9.    Date offering commenced: 09/14/2007

10.   Offering price at end of first day on which any sales were made:

11.   Have the following conditions been satisfied:                    YES    NO
                                                                       ---   ---

      a.    The securities are part of an issue registered under

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            the Securities Act of 1933, as amended, which is being
            offered to the public, OR are Eligible Municipal
            Securities, OR are securities sold in an Eligible
            Foreign Offering OR are securities sold in an Eligible
            Rule 144A Offering OR part of an issue of government
            securities.                                                [X]   [ ]

      b.    The securities were purchased prior to the end of the
            first day on which any sales were made, at a price
            that was not more than the price paid by each other
            purchaser of securities in that offering or in any
            concurrent offering of the securities (except, in the
            case of an Eligible Foreign Offering, for any rights
            to purchase required by laws to be granted to existing
            security holders of the Issuer) OR, if a rights
            offering, the securities were purchased on or before
            the fourth day preceding the day on which the rights
            offering terminated.                                       [X]   [ ]

      c.    The underwriting was a firm commitment underwriting.       [X]   [ ]

      d.    The commission, spread or profit was reasonable and
            fair in relation to that being received by others for
            underwriting similar securities during the same
            period.                                                    [X]   [ ]

      e.    In respect of any securities other than Eligible
            Municipal Securities, the issuer of such securities
            has been in continuous operation for not less than
            three years (including the operations of
            predecessors).                                             [X]   [ ]

      f.    Has the affiliated underwriter confirmed that it will
            not receive any direct or indirect benefit as a result
            of BlackRock's participation in the offering?              [X]   [ ]

Approved: Walter O'Connor                                        Date: 9/14/07

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

                                   FORM 10f-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: BlackRock Muni New York Intermediate Duration Fund, Inc. (MNE), BlackRock New York Municipal Income Trust II
      (BFY), BlackRock New York Municipal Income Trust (BNY), BlackRock New York Municipal Bond Trust (BQH), BlackRock New York Municipal Bond Fund (BR-NY), BlackRock New York Insured Municipal Income Trust (BSE), BlackRock MuniHoldings New York Insured Fund, Inc. (MHN), BlackRock MuniYield Insured Fund, Inc. (MYI), BlackRock MuniYield New York Insured Fund, Inc. (MYN), The BlackRock NY Investment Quality Municipal Trust
      (RNY), PI

2.    Issuer: New York State Thruway Authority

3.    Date of Purchase: 10/03/2007

4.    Underwriter from whom purchased: Citigroup Global Markets Inc.

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

6.    Aggregate principal amount of purchased (out of total offering):
      $16,000,000 out of $1,008,910,000.

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): $19,635,000 out of $1,008,910,000.

8. Purchase price (net of fees and expenses): 101.119-2010, 107.838-2015, 101.325-2016, 100.763-2017(4.0cpn), 108.446-2017(5.0cpn), 107.794-2019,
      105.058-2028, 104.304-2037.

9.    Date offering commenced: 10/03/2007

10.   Offering price at end of first day on which any sales were made:

11.   Have the following conditions been satisfied:                    YES    NO
                                                                       ---   ---

      a. The securities are part of an issue registered under the Securities Act of 1933, as amended, which

                                        1

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            is being offered to the public, OR are Eligible
            Municipal Securities, OR are securities sold in an
            Eligible Foreign Offering OR are securities sold in an
            Eligible Rule 144A Offering OR part of an issue of
            government securities.                                     [X]   [ ]

      b.    The securities were purchased prior to the end of the
            first day on which any sales were made, at a price
            that was not more than the price paid by each other
            purchaser of securities in that offering or in any
            concurrent offering of the securities (except, in the
            case of an Eligible Foreign Offering, for any rights
            to purchase required by laws to be granted to existing
            security holders of the Issuer) OR, if a rights
            offering, the securities were purchased on or before
            the fourth day preceding the day on which the rights
            offering terminated.                                       [X]   [ ]

      c.    The underwriting was a firm commitment underwriting.       [X]   [ ]

      d.    The commission, spread or profit was reasonable and
            fair in relation to that being received by others for
            underwriting similar securities during the same
            period.                                                    [X]   [ ]

      e.    In respect of any securities other than Eligible
            Municipal Securities, the issuer of such securities
            has been in continuous operation for not less than
            three years (including the operations of
            predecessors).                                             [X]   [ ]

      f.    Has the affiliated underwriter confirmed that it will
            not receive any direct or indirect benefit as a result
            of BlackRock's participation in the offering?              [X]   [ ]

Received from: Walter O'Connor                          Date: 10/04/2007

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